Exhibit 3.306

BY-LAWS

OF

EMBASSY SUITES CLUB NO. 1, INC.

ARTICLE I. Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Monday in the month of April in each year, beginning with the year 1984, at the hour of 10:00 o’clock A.M., or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Kansas, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Kansas, as the place for the holding of such meeting.

Section 4. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Article II. Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be two (2). Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Kansas or shareholders of the corporation.

Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Kansas, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Kansas, as the place for holding any special meeting of the board of directors called by them.

Section 5. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 6. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 7. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 8. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Article III. Officers

Section 1. Number. The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5. President. The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 6. The Vice-Presidents. In the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there by more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 7. The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office addresses of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 8. The Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article IV of these By-Laws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

Section 9. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

Article IV. Contracts, Loans, Checks and Deposits

Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited form time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

Article V. Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Article VI. Fiscal Year

The fiscal year of the corporation shall end on the Friday nearest December 31 in each year.

Article VII. Dividends

The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

Article VIII. Corporate Seal

The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, “Corporate Seal”.

Article IX. Waiver of Notice

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Kansas General Corporation Code, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Article X. Amendments

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the board of directors or by the shareholders at any regular or special meeting.

Article XI. Emergency By-Laws

The Emergency By-Laws provided in this Article XI shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Articles of the By-Laws or in the Articles of Incorporation of the corporation or in the Kansas General Corporation code. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.

During any such emergency:

(a) A meeting of the board of directors may be called by an officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) At any such meeting of the board of directors, a quorum shall consist of one.

(c) The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason by rendered incapable of discharging their duties.

(d) The board of directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

No officer, director or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.

These emergency By-Laws shall be subject to repeal or change by further action of the board of directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.